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                                                                   EXHIBIT 10.57

                                                         NVIDIA/E&S CONFIDENTIAL

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                      PATENT PURCHASE AND LICENSE AGREEMENT

                                    between:

                            NVIDIA INTERNATIONAL INC.
                           a Caymans Islands company;

                                       and

                     EVANS & SUTHERLAND COMPUTER CORPORATION
                               a Utah corporation

                                       and

                     EVANS & SUTHERLAND GRAPHICS CORPORATION
                               a Utah Corporation

                          ----------------------------

                          Dated as of October 15, 2001

                          ----------------------------

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                      PATENT PURCHASE AND LICENSE AGREEMENT

     THIS PATENT PURCHASE AND LICENSE AGREEMENT is entered into as of October 15, 2001, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("ESCC"), EVANS & SUTHERLAND GRAPHICS CORPORATION, a Utah corporation ("ESGC") (as used herein, "E&S" means and refers to ESCC and ESGC collectively for all purposes other than as relates to US Patent No. 5,657,047, and to ESGC for all purposes as relates to US Patent No. 5,657,047), and NVIDIA INTERNATIONAL INC., a Caymans Islands company ("Nvidia"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

     WHEREAS, Nvidia and E&S wish to provide for the sale of the Patents (as defined in Section 1.1 of the Agreement) to Nvidia on the terms set forth in the Agreement; and

     WHEREAS, contemporaneously with the execution and delivery of the Agreement, Nvidia's parent, Nvidia Corporation, and E&S are entering into a Patent Cross License Agreement (the "Cross License Agreement") pursuant to which Nvidia Corporation and ESCC are each granting to the other a nonexclusive license under their respective patents (including those patents which are the subject of this Agreement) which are in existence or which will be issued in the future as specified in and subject to the terms and conditions set forth in the Cross License Agreement.

     NOW THEREFORE, Nvidia and E&S, intending to be legally bound, agree as follows:

                                    AGREEMENT

1.   SALE OF PATENTS.

     1.1 SALE OF PATENTS. Contemporaneously with the execution and delivery of this Agreement, E&S shall cause to be sold, assigned, transferred, conveyed and delivered to Nvidia, and E&S hereby sells, assigns, transfers, conveys and delivers to Nvidia, good and valid title and all of its right, title and interest, in the following (collectively, the "Patents"), on the terms set forth in this Agreement:

          (a)  All of the United States patents identified on EXHIBIT B,

          (b) All patents and patent applications (whether filed or not), throughout the world, that are counterparts, reissues, extensions, divisions, continuations and continuations in part of any of the United States patents identified in EXHIBIT B;

          (c) Subject to Section 2.3 of the Exclusive Patent License Agreement attached hereto as EXHIBIT C (the "Exclusive Patent License Agreement"), all past, present and future claims of infringement of any of the foregoing, excluding claims of infringement of the Patents with respect to the Exclusive Field of Use as defined in the Exclusive Patent License Agreement; and

          (d) All files related to the prosecution and enforcement of any of the foregoing.

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     1.2  PURCHASE PRICE. As consideration for the sale of the Patents to
Nvidia, contemporaneously with the execution and delivery of this Agreement, Nvidia is paying to E&S, in cash by wire transfer of immediately available funds to an account or accounts designated by ESCC, a total of Nine Million Dollars (U.S.$9,000,000).

     1.3  NO ASSUMED LIABILITIES.

          (a) E&S acknowledges and agrees that Nvidia is not assuming, and is not required to perform or discharge, any obligations or Liabilities of any nature of E&S (whether or not related to the Patents).

          (b) Notwithstanding anything in this Agreement, Nvidia is purchasing the Patents subject to the patent licenses, and any limitations therein, under the Patents found in the licenses and other agreements listed in EXHIBIT D (collectively, the "Prior Patent Licenses"). The rights and obligations of the licensor under the Prior Patent Licenses shall not be assumed by Nvidia, but shall continue solely in E&S. E&S shall retain all benefits of, and Nvidia shall not interfere with, such agreements. E&S shall not extend, renew or modify any license rights under the Patents granted under the Prior Patent Licenses nor consent to any assignment or sublicense of or under any of the Prior Patent Licenses.

     1.4 TRANSFER TAXES AND OTHER CHARGES. Each party shall be responsible for the payment of its own tax liability arising from this transaction.

     1.5 LICENSE TO E&S. As part of this Agreement, Nvidia and E&S are entering into and hereby agree to the Exclusive Patent License Agreement attached hereto as EXHIBIT C, which is incorporated herein by this reference, pursuant to which Nvidia is granting to E&S a license under the Patents which is exclusive in the field of use specified therein, as specified in and subject to the terms and conditions set forth in the Exclusive Patent License Agreement.

     1.6 OTHER DOCUMENTS. Contemporaneously with the execution and delivery of this Agreement, E&S shall cause to be executed and delivered to Nvidia (i) assignments, in a form reasonably satisfactory to Nvidia, bills of sale, and other documents as may be necessary or appropriate (in the reasonable judgment of Nvidia or its counsel) to assign, convey, transfer and deliver good and valid title to the Patents to Nvidia free of any Encumbrances; (ii) evidence that all consents, approvals, and authorizations required to have been obtained in connection with the Transactions have been obtained; (iii) and a certified copy of resolutions of E&S's Board of Directors authorizing the execution of this Agreement and approving the Transactions.

2.   REPRESENTATIONS AND WARRANTIES OF E&S.

     E&S represents and warrants to Nvidia that, as of the date hereof and except as specifically set forth in the Disclosure Schedule:

     2.1 DUE ORGANIZATION; NO SUBSIDIARIES, ETC. ESCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. ESGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and a wholly-owned subsidiary of ESCC.

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     2.2  TITLE TO PATENTS. E&S owns, and has good and valid title to, the
Patents. Except for the Prior Patent Licenses, the Patents are solely owned by E&S free and clear of any licenses or Encumbrances. There are no counterparts, reissues, extensions, divisions, continuations or continuations-in-part of any of the United States patents listed in EXHIBIT B, except those counterparts, reissues, extensions, divisions, continuations or continuations-in-part identified in EXHIBIT B. No offer of a license under any of the Patents is currently outstanding, other than as contemplated in connection with the Transactions.

     2.3 COMPLIANCE WITH LEGAL REQUIREMENTS. To E&S's knowledge, each of the United States patents identified in EXHIBIT B is valid, enforceable and subsisting. All required maintenance fees and annuities have been paid and applicable Legal Requirements satisfied with respect to the Patents. There is no outstanding notice or other written communication from any Governmental Body or any other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or challenging the validity or enforceability of any of the Patents.

     2.4 PROCEEDINGS. There is no pending Proceeding, and to E&S's knowledge no person has threatened to commence any Proceeding: (a) respecting any of the Patents; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no Order to which E&S is subject relating to any of the Patents. To E&S's knowledge, there is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the Patents or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.5 AUTHORITY; BINDING NATURE OF AGREEMENTS. E&S has the power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of E&S and its stockholders, board of directors and officers. Each of the Transactional Agreements to which E&S is a party constitutes the legal, valid and binding obligation of E&S, and is enforceable against E&S in accordance with its terms.

     2.6  NON-CONTRAVENTION; CONSENTS.

          (a) E&S is not, nor as a result of its execution, delivery or performance of this Agreement will E&S be, in violation of any Contract relating to the Patents. Except as specifically described in the Disclosure Schedule, E&S is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by E&S or Nvidia in the Patents.

          (b) E&S's execution, delivery and performance of this Agreement will not result in the imposition or creation of any Encumbrance upon or with respect to any of the Patents.

          (c) All filings, notices, consents, approvals, and authorizations required to be obtained by E&S in connection with the execution, delivery and performance of this Agreement and the conveyance of the Patents to Nvidia have been obtained.

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3.   INDEMNIFICATION, ETC.

     3.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS.

          (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation) the execution and delivery of this Agreement and the sale of the Patents to Nvidia. All of said representations, warranties, covenants and obligations are personal to Nvidia and not assignable in whole or in part, and shall remain in full force and effect and shall survive for an unlimited period of time solely as to Nvidia.

          (b) The representations, warranties, covenants and obligations of E&S, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their officers, directors, employees, agents, attorneys, accountants, advisors, or consultants.

     3.2 INDEMNIFICATION. E&S shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) that arise or result directly or indirectly from: (a) any breach of any representations, warranties, covenants, or obligations of E&S in the Transactional Agreements; (b) any Liability of E&S, including any Liability arising from any challenge to, or claim for damages or other relief in connection with, any of the Transactions under fraudulent transfer, bankruptcy or similar laws, and any Liability of E&S relating to the Patents to the extent such Liability arises from or relates to any event, circumstance, action, or other matter occurring prior to the date hereof; or (c) any Proceeding relating to the foregoing (including any Proceeding by any Indemnitee to enforce any of its rights hereunder, to the extent the Indemnitee prevails in such proceeding).

     3.3 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 3 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 3 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

     3.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding against Nvidia or any other Indemnitee with respect to which E&S may become obligated to indemnify, hold harmless, defend, compensate or reimburse any Indemnitee pursuant to this
Section 3 (other than a claim or Proceeding challenging the validity or enforceability of the Patents as to which there is no occurrence of an event described in Section 3.2), Nvidia shall have the right, at its election, to designate E&S to assume the defense of such claim or Proceeding at the sole expense of E&S. If Nvidia so elects to designate E&S to assume the defense of any such claim or Proceeding:

          (a) E&S shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to Nvidia;

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          (b)  Nvidia shall make available to E&S any documents and materials in the possession of Nvidia that may be necessary to the defense of such claim or Proceeding;

          (c) E&S shall keep Nvidia informed of all material developments and events relating to such claim or Proceeding;

          (d) Nvidia shall have the right to participate in the defense of such claim or Proceeding at its sole expense;

          (e) E&S shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of Nvidia, which consent will not be unreasonably withheld or delayed; and

          (f) Nvidia may at any time (notwithstanding the prior designation of E&S to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding at its sole expense.

If Nvidia does not elect to designate E&S to assume the defense of any such claim or Proceeding (or if, after initially designating E&S to assume such defense, Nvidia elects to assume such defense), Nvidia may proceed with the defense of such claim or Proceeding on its own. If Nvidia so proceeds with the defense of any such claim or Proceeding on its own:

               (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by Nvidia) shall be borne and paid exclusively by Nvidia;

               (ii) E&S shall make available to Nvidia any documents and materials in the possession or control of E&S that may be necessary to the defense of such claim or Proceeding;

               (iii) Nvidia shall keep E&S informed of all material developments and events relating to such claim or Proceeding; and

               (iv) Nvidia shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of E&S; PROVIDED, HOWEVER, that E&S shall not unreasonably withhold such consent.

Notwithstanding anything to the contrary in this Agreement, the defense of any claim or Proceeding in which the validity or enforceability of the Patents is at issue, and as to which there is no occurrence of an event described in
Section 3.2, shall be handled in accordance with the provisions of the Exclusive Patent License Agreement.

4.   LIMITATION OF LIABILITY.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL E&S BE LIABLE TO NVIDIA FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST BUSINESS, REVENUES OR PROFITS AND WORK STOPPAGES OR DELAYS, EVEN IF E&S HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL E&S BE LIABLE TO NVIDIA

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FOR DAMAGES HEREUNDER IN EXCESS OF TWICE THE AMOUNT PAID BY NVIDIA FOR THE
PATENTS PURSUANT TO SECTION 1.2 OF THIS AGREEMENT.

5.   CERTAIN COVENANTS.

     5.1 FURTHER ACTIONS. E&S shall cooperate with Nvidia and Nvidia's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Nvidia may reasonably request for the purpose of evidencing the sale of the Patents and putting Nvidia in possession and control of the Patents. E&S hereby irrevocably nominates, constitutes and appoints Nvidia as the true and lawful attorney-in-fact of E&S (with full power of substitution) and hereby authorizes Nvidia, in the name of and on behalf of E&S, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action that Nvidia may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Patents, (ii) subject to Section 2.3 of the Exclusive Patent License Agreement, defending or compromising any claim or Proceeding relating to any of the Patents or (iii) otherwise carrying out or facilitating the sale of the Patents to Nvidia. Such power of attorney is coupled with an interest and shall be irrevocable, and shall survive the liquidation and dissolution of E&S.

6.   MISCELLANEOUS PROVISIONS.

     6.1 AGREEMENT ASSIGNMENT. Except as otherwise expressly provided in the Exclusive Patent License Agreement, this Agreement or any rights or obligations hereunder are not assignable by E&S without the prior written consent of Nvidia, which consent may be withheld at the sole discretion of Nvidia. Any attempted assignment in derogation of the foregoing shall be null and void. Nvidia may freely assign this Agreement or any or all of its rights hereunder (excluding its indemnification rights under Section 3), in whole or part, to any other Person without obtaining the consent or approval of any other Person. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement. This Agreement shall inure to the benefit of the parties, their permitted successors and assigns, except as provided in Section 3.1(a).

     6.2 NOTICE. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Nvidia:                          If to E&S:

Nvidia International Inc.              Evans & Sutherland Computer Corp.
2701 San Tomas Expressway              600 Komas Drive
Santa Clara, CA 95050                  Salt Lake City, UT 84108
United States of America               United States of America
Attn.: Chief Patent Counsel            Attn: Chief Financial Officer

Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been

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received, any notice or request shall thereafter be given to such party as above provided at such changed address.

     6.3 CONSTRUCTION; NO RULE OF STRICT CONSTRUCTION. Regardless of which party may have drafted this Agreement, no rule of strict construction shall be applied against either party. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement. For purpose of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any officer, director, or attorney or accountant (in the course of their engagement) of or to such Person has knowledge of such fact or other matter. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     6.4 SEVERABILITY. If any provision of this Agreement is determined by a court to be unenforceable, the parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

     6.5 ENTIRE AGREEMENT. This Agreement, including the Exclusive Patent License Agreement, embodies the entire understanding of the parties with respect to the subject matter hereof, and merges all prior and contemporaneous discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. Nothing in this Agreement shall modify or supersede any of the terms or conditions of the Cross License Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

     6.6 MODIFICATION; WAIVER. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     6.7 GOVERNING LAW. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of California, without reference to conflict of laws principles.

     6.8 JURISDICTION; VENUE. E&S and Nvidia agree that all disputes and litigation regarding this Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of the United States District Court for the Northern District of California, if such court has personal and subject matter jurisdiction of the litigation, or if not the courts of the State of California located in the County of Santa Clara, California. Each party to this Agreement (i) expressly and irrevocably consents and submits to the jurisdiction of such courts in connection with any such legal proceeding; (ii) agrees that such courts shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in

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any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such courts.

     6.9 CONFIDENTIALITY OF TERMS. The parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

          (a)  with the prior written consent of the other party;

          (b) if so required by the Order of any Governmental Body having jurisdiction to call therefor, provided that the disclosing party uses its best efforts to give the other party reasonable notice prior to such disclosure and joins or cooperates in obtaining an appropriate protective order;

          (c) only to the extent a party determines such disclosure may be required by regulation, law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters and in disclosure documents required to be filed with the SEC or under stock exchange rules;

          (d) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as: (a) the restrictions are embodied in a court-entered protective order; and (b) the disclosing party informs the other party in writing at least ten (10) days in advance of the disclosure;

          (e) in confidence to employees with a need to know, legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; or

          (f) where the terms disclosed are, through no act or failure to act on the part of the disclosing party, generally known in the computer graphics or simulation industry;

          (g) in confidence to employees of the acquiring party with a need to know, and legal counsel, accountants, banks and financing sources and their advisors solely in connection with the negotiation and closing of a transaction involving a Change of Control or the sale of one or more of the Patents.

The parties shall cooperate in preparing and agree to an announcement or press release relating to this Agreement.

     6.10 COMPLIANCE WITH LAWS. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties.

     6.11 FORCE MAJEURE. The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies,

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strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties.

     6.12 GUARANTY. ESCC hereby unconditionally, absolutely and irrevocably guarantees the complete performance of ESGC of all of ESGC's representations, warranties, covenants, indemnities and obligations under this Agreement. ESCC agrees that its liability under this Section 6.12 shall be the immediate, direct and primary obligation of ESCC and shall not be contingent upon Nvidia's exercise or enforcement of any remedy it may have against ESGC.

     6.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


                                         EVANS & SUTHERLAND COMPUTER CORPORATION

                                         By: /s/ James R. Oyler

                                         Name:   James R. Oyler

                                         Title: President and CEO


                                         EVANS & SUTHERLAND GRAPHICS CORPORATION

                                         By: /s/ James R. Oyler

                                         Name:   James R. Oyler

                                         Title: President and CEO


                                         NVIDIA INTERNATIONAL INC.

                                         By: /s/ Jen-Hsun Huang

                                         Name:   Jen-Hsun Huang

                                         Title: President and CEO


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